UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	O-4136	41-0948334
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

3515 Lyman Boulevard
Chaska, Minnesota	55318
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: 952-368-4300

SIGNATURE
EX-99.1 Press Release dated March 27, 2003

Item 7. Financial Statements and Exhibits.

Exhibit #	Description
99.1	Press Release of the registrant, dated March 27, 2003

Item 9. Regulation FD Disclosure.

     On March 27, 2003, Lifecore Biomedical, Inc., a Minnesota corporation (the “Company”), issued a press release stating “Gynecare voluntarily suspends marketing and sales of anti-adhesion product pending evaluation of postmarketing events”.

The information in this report and the exhibit hereto is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report and the exhibits will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. By including any information in this report, the Company does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.

Dated:	March 31, 2003	/s/ James W. Bracke
James W. Bracke
President & Chief Executive Officer